Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 2000 Equity Incentive Plan of American Medical Systems Holdings, Inc. of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of American Medical Systems Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 17, 2003